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                                                                    EXHIBIT 10.5

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into and shall be effective as of July 23, 2002 (the "EFFECTIVE DATE"), by and among JDA SOFTWARE GROUP, INC., a Delaware corporation ("COMPANY") and JAMES D. ARMSTRONG ("EXECUTIVE").

                                    RECITALS

         A. Company, Executive and JDA Software, Inc., an Arizona corporation and wholly-owned subsidiary of Company, are parties to an Employment Agreement entered into effective as of January 1, 1998 (the "EMPLOYMENT AGREEMENT"), pursuant to which Executive has been employed as Co-Chairman of the Board of Directors of Company.

         B. Company's former Co-Chief Executive Officer resigned effective as of January 4, 1999, and Executive has served as Company's Chief Executive Officer since such resignation.

         C. Company's former Co-Chairman of the Board of Directors resigned effective June 23, 2000, and Executive has served as Company's sole Chairman of the Board of Directors since such resignation.

         D. Company and Executive desire to amend and restate the Employment Agreement in its entirety in accordance with Section 9(i) thereof as hereafter set forth.

         NOW, THEREFORE, in consideration of the mutual premises herein contained, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         The Employment Agreement is hereby amended and restated in its entirety as of the Effective Date.

         1. Employment. Company hereby employs Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein.

         2.       Duties.

                  2.1 Position. Executive is employed as Chairman of the Board of Directors ("CHAIRMAN") and Chief Executive Officer ("CEO") of Company. Executive shall perform faithfully and diligently all duties assigned to Executive. The Board of Directors of Company ("BOARD") reserves the right to modify Executive's position and duties at any time in its sole and absolute discretion, provided that the duties assigned are consistent with the position of Chairman and CEO.

                  2.2 Standard of Conduct/Full-time. During the term of this Agreement, Executive will act loyally and in good faith to discharge the duties of Chairman and CEO, and will abide by all policies and decisions made by Company, as well as all applicable federal, state and local laws, regulations or ordinances. Executive will act solely on behalf of Company at all times. Executive shall devote Executive's full business time and efforts to the performance of Executive's assigned duties for Company, unless Executive notifies the Board in advance of

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Executive's intent to engage in other paid work and receives the Board's express written consent to do so.

                  2.3 Work Location. Executive's principal place of work shall be located in Scottsdale, Arizona or such other location as the parties may agree upon from time to time.

         3. Term. The employment relationship pursuant to this Agreement shall commence on the Effective Date set forth above and continue until terminated in accordance with the terms of this Agreement (the "EMPLOYMENT TERM").

         4.       Compensation.

                  4.1 Base Salary. As compensation for Executive's performance of Executive's duties hereunder, Company shall pay to Executive a salary of $400,000 per year, payable in equal semi-monthly installments of $16,666.67 and in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions. Executive's Base Salary will be reviewed by the parties on or before each anniversary of the Effective Date and may be increased or decreased from time to time during the Employment Term by such amount(s) as Company and Executive may agree to in writing.

                  4.2 Incentive Compensation. In addition, Executive will also be eligible to receive incentive compensation subject to the terms and conditions as the Board may from time to time deem appropriate in its sole and absolute discretion ("BONUS"). Unless otherwise provided herein, the payment of any Bonus pursuant to this Section 4.2 shall be made in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions.

                  4.3 Performance and Salary Review. The Board will periodically review Executive's performance on no less than an annual basis. Adjustments to salary or other compensation, if any, will be made by the Board in its sole and absolute discretion.

         5.       Benefits.

                  5.1 Fringe Benefits and Facilities. Executive will be eligible for all customary and usual fringe benefits generally available to executives of Company subject to the terms and conditions of Company's benefit plan documents. Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Executive; provided, however, that during the period of employment under this Agreement, Executive (and his spouse and eligible dependents) shall be entitled to receive all benefits of employment generally available to other members of Company's management and those benefits for which key executives are or shall become eligible, when and as Executive becomes eligible therefore, including, without limitation, group health, life and disability insurance benefits and participation in Company's 401(k) plan. Company further agrees to furnish Executive with such assistance and accommodations (i.e., an office in the size, type and quality as provided to Executive prior to the Effective Date) as shall be suitable to the character of Executive's position with Company and adequate for the performance of Executive's duties hereunder.

                  5.2 Benefits Payable Upon Disability or Death. If Executive shall be prevented during the term of this Agreement from properly performing services hereunder by

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reason of illness or other physical or mental incapacity ("DISABILITIES"),
Company shall continue to pay Executive the then current salary hereunder for a period of twelve (12) months, following the onset of such disability. In the event of the death of Executive during the term of this Agreement, Executive's then current salary payable hereunder shall continue to be paid, as a death benefit, to Executive's surviving spouse, or if there is no spouse surviving, then to Executive's personal representative (as the case may be) for a period of twelve (12) months following Executive's death.

         6. Business Expenses. Executive will be reimbursed for all reasonable, out-of-pocket business expenses incurred in the performance of Executive's duties on behalf of Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company's policies.

         7.       Termination of Executive's Employment.

                  7.1 Termination for Cause by Company. The Board may terminate Executive's employment immediately at any time for Cause by delivering written notice specifying the cause to Executive; provided, however, that such written notice shall not be delivered until after the Board shall have given Executive written notice specifying the conduct alleged to have constituted such cause, and Executive has failed to cure such conduct within thirty (30) days following receipt of such notice. For purposes of this Agreement, "CAUSE" is defined as: (a) theft, dishonesty, or intentional falsification of any employment or Company records; improper disclosure of Company's confidential or proprietary information; (b) Executive's conviction (including any plea of guilty or nolo contendere) for any criminal act that materially impairs his ability to perform his duties for Company; or (c) a material breach of this Agreement by Executive which is not cured within thirty (30) days of receipt by Executive of reasonably detailed written notice from Company. In the event Executive's employment is terminated in accordance with this Section 7.1, Executive shall be entitled to receive only unpaid Base Salary then in effect, prorated to the date of termination, together with any amounts to which Executive is entitled pursuant to Sections 5 or 6 hereof. All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished. Executive will not be entitled to receive the Severance Payments described in Section 7.2, below.

                  7.2 Termination Without Cause by Company/Severance. Company may terminate Executive's employment under this Agreement without Cause at any time on sixty (60) days' advance written notice to Executive. In the event of such termination, Executive will receive in one lump sum payment (i) the unpaid Base Salary then in effect, prorated to the effective date of termination; (ii) his Base Salary for thirty-six (36) months from the termination date; and (iii) any amounts to which Executive is entitled pursuant to Sections 5 or 6 hereof (the "SEVERANCE PAYMENTS"), provided that Executive:
(a) complies with all surviving provisions of this Agreement, including without limitation those provisions specified in Section 14.8, below; and (b) executes a full general release, releasing all claims, known or unknown, that Executive may have against Company arising out of or any way related to Executive's employment or termination of employment with Company, in substantially the form attached hereto as Exhibit A, or in another form that is acceptable to Company in its sole discretion. All other Company obligations to Executive will be automatically terminated and completely extinguished upon termination of employment.

                  7.3 Termination for Good Reason by Executive/Severance. Executive may terminate Executive's employment under this Agreement for Good Reason (defined below) at

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any time on five (5) days' advance written notice to Company. In the event of such termination, Executive will be entitled to receive the Severance Payments described in Section 7.2, above, provided that Executive complies with the conditions to receiving the Severance Payments described in Section 7.2(a) - 7.2(b), above. All other Company obligations to Executive will be automatically terminated and completely extinguished upon termination of employment.

                  For purposes of this Agreement, "GOOD REASON" is defined as the occurrence of any of the following conditions:

                  (a) a material, adverse change in Executive's responsibilities or duties, causing Executive's position to be of materially less stature or responsibility; provided, that for purposes of this Agreement and without limiting the generality of the foregoing, a material, adverse change shall be deemed to occur if Executive no longer serves as Chairman and CEO of a publicly-traded company;

                  (b) the relocation of Executive's work place for Company over Executive's written objection to a location more than thirty (30) miles from Scottsdale, Arizona;

                  (c) a failure to pay, or any reduction of Executive's Base Salary or Executive's Bonus without Executive's written consent (subject to applicable performance requirements with respect to the actual amount of Bonus earned by Executive); or

                  (d) any material breach of this Agreement by Company that is not cured within thirty (30) days of Company's receipt of written notice from Executive specifying the material breach of this Agreement.

                  7.4 Voluntary Resignation by Executive. Executive may voluntarily resign Executive's position with Company for any reason, at any time after the Effective Date, on five (5) days' advance written notice. In the event of Executive's resignation, Executive will be entitled to receive only the Base Salary for the five-day notice period and no other amount for the remaining Employment Term (other than amounts to which Executive is entitled pursuant to Section 5 or 6 hereof). All other Company obligations to Executive pursuant to this Agreement will become automatically terminated and completely extinguished upon termination of employment. In addition, Executive will not be entitled to receive any Severance Payments described in Section 7.2, above. The provisions of this Section 7.4 shall not apply to Executive's resignation for Good Reason.

                  7.5      Federal Excise Tax Under Section 4999 of the Code.

                  (a) Additional Payment. In the event that any payment or benefit received or to be received by Executive pursuant to this Agreement or otherwise payable to Executive (collectively, the "PAYMENTS") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "CODE"), or any similar or successor provision (the "EXCISE TAX"), Company shall pay to Executive within ninety (90) days of the date Executive becomes subject to the Excise Tax, an additional amount (the "GROSS-UP PAYMENT") such that the net amount retained by Executive from the Payments and the Gross-Up Payment, after deduction of (1) any Excise Tax on the Payments and
(2) any federal, state and local income or employment tax and Excise Tax upon the payment provided for by this Section, shall be equal to the Payments.

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

                  (b) Determination of Excise Tax. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax:

                           (i)      Any payments or benefits received or to be
received by Executive in connection with transactions contemplated by a Change of Control (as defined below) event or Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Company), shall be treated as "parachute payments" within the meaning of Section 280G of the Code or any similar or successor provision, and all "excess parachute payments" within the meaning of Section 280G of the Code or any similar or successor provision shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel ("TAX COUNSEL") selected by Company and reasonably acceptable to Executive such payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G of the Code (or any similar or successor provision of the Code) in excess of the base amount within the meaning of Section 280G of the Code (or any similar or successor provision of the Code), or are otherwise not subject to the Excise Tax.

                           (ii)     The amount of the Payments which shall be
treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Payments or (ii) the amount of the excess parachute payments within the meaning of Section 280G of the Code (after applying paragraph (b)(1) above).

                           (iii)    The value of any non-cash benefits or any
deferred payment or benefit shall be determined by Tax Counsel in accordance with the principles of Section 280G of the Code.

                           (iv)     Change of Control. A "CHANGE OF CONTROL" is
defined as any one of the following occurrences:

                                    a)       Any "person" (as such term is used
in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT")), other than a trustee or other fiduciary holding securities of Company under an employee benefit plan of Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of the securities of Company representing 50% or more of (A) the outstanding shares of common stock of Company or (B) the combined voting power of Company's then-outstanding securities; or

                                    b)       the sale or disposition of all or
substantially all of Company's assets (or any transaction having similar effect is consummated); or

                                    c)       Company is party to a merger or
consolidation that results in the holders of voting securities of Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; or

                                    d)       a liquidation or dissolution of
Company.

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                  (c)      Determination of Gross-Up Payment. For purposes of
determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the date the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                  (d)      Adjustments.

                           (i)      In the event that the Excise Tax is
subsequently determined to be less than the amount taken into account hereunder, Executive shall repay to Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.

                           (ii)     In the event that the Excise Tax is
determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

                  7.6 Termination for Death or Permanent Disability. Upon Executive's death or permanent disability (a disability which has continued for a period of twelve (12) months from the date of onset of such disability), this Agreement shall terminate; provided that Executive and Executive's spouse (or surviving spouse, as the case may be) and eligible dependents shall be entitled to continuation rights under Company's group health plans as required under COBRA, with the "qualifying event" occurring and minimum required period of coverage to commence upon the termination of this Agreement; and provided further that, in the event of Executive's death, Executive's surviving spouse or personal representative, as the case may be, shall be entitled to the death benefits described in Section 5.2.

         8. No Conflict of Interest. During the term of Executive's employment with Company, Executive must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Company. If the Board reasonably believes such a conflict exists during the term of this Agreement, the Board may ask Executive to choose to discontinue the other work or resign employment with Company.

         9.       Post-Termination Non-Competition.

                  9.1 Consideration For Promise To Refrain From Competing. Executive agrees that Executive's services are special and unique, that Company's disclosure of confidential, proprietary information and specialized training and knowledge to Executive, and that Executive's level of compensation and benefits, including, without limitation, the severance payments provided for in this Agreement, are partly in consideration of and conditioned upon Executive not competing with Company. Executive acknowledges that such consideration is adequate for Executive's promises contained within this Section 9.

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                  9.2      Promise To Refrain From Competing. Executive
understands Company's need for Executive's promise not to compete with Company is based on the following: (a) Company has expended, and will continue to expend, substantial time, money and effort in developing its proprietary information; (b) Executive will in the course of Executive's employment develop, be personally entrusted with and exposed to Company's proprietary information;
(c) both during and after the term of Executive's employment, Company will be engaged in the highly competitive enterprise software industry; (d) Company provides products and services nationally and internationally; and (e) Company will suffer great loss and irreparable harm if Executive were to enter into competition with Company. Therefore, in exchange for the consideration described in Section 9.1 above, Executive agrees that for the period of three (3) years following the date Executive ceases to render services to Company (the "COVENANT PERIOD"), Executive will not either directly or indirectly, whether as an owner, director, officer, manager, consultant, agent or employee: (i) work for a competitor of Company, which is defined to include those entities or persons in the business of developing, marketing, selling and supporting software designed for businesses in the retail and consumer packaged goods markets or in the business of helping companies synchronize their inventory decisions with advanced supply chain, inventory management and data mining solutions, in any country in which Company does business (the "RESTRICTED BUSINESS"); or (ii) make or hold any investment in any Restricted Business, whether such investment be by way of loan, purchase of stock or otherwise, provided that there shall be excluded from the foregoing the ownership of not more than 5% of the listed or traded stock of any publicly held corporation. For purposes of this Section 9, the term "COMPANY" shall mean and include Company, any subsidiary or affiliate of Company, any successor to the business of Company (by merger, consolidation, sale of assets or stock or otherwise) and any other corporation or entity of which Executive may serve as a director, officer or employee at the request of Company or any successor of Company.

                  9.3 Reasonableness of Restrictions. Executive represents and agrees that the restrictions on competition, as to time, geographic area, and scope of activity, required by this Section 9 are reasonable, do not impose a greater restraint than is necessary to protect the goodwill and business interests of Company, and are not unduly burdensome to Executive. Executive expressly acknowledges that Company competes on an international basis and that the geographical scope of these limitations is reasonable and necessary for the protection of Company's trade secrets and other confidential and proprietary information. Executive further agrees that these restrictions allow Executive an adequate number and variety of employment alternatives, based on Executive's varied skills and abilities. Executive represents that Executive is willing and able to compete in other employment not prohibited by this Agreement.

                  9.4 Reformation if Necessary. In the event a court of competent jurisdiction determines that the geographic area, duration, or scope of activity of any restriction under this Section 9 and its subsections is unenforceable, the restrictions under this section and its subsections shall not be terminated but shall be reformed and modified to the extent required to render them valid and enforceable. Executive further agrees that the court may reform this Agreement to extend the Covenant Period by an amount of time equal to any period in which Executive is in breach of this covenant.

         10. Confidentiality. Executive agrees to abide by Company's letter agreement dated as of January 1, 1998, which is incorporated by this reference whereby Executive covenants and agrees to keep confidential that information known by or made available to Executive on account of his relationship with Company (the "LETTER AGREEMENT").

         11.      Nonsolicitation.

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

                  11.1 Nonsolicitation of Customers or Prospects. Executive acknowledges that information about Company's customers is confidential and constitutes trade secrets. Accordingly, Executive agrees that during the term of this Agreement and for a period of two (2) years after the termination of this Agreement, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company's relationship with any of its customers or customer prospects by soliciting or encouraging others to solicit any of them for the purpose of diverting or taking away business from Company.

                  11.2 Nonsolicitation of Company's Employees. Executive agrees that during the term of this Agreement and for a period of three (3) years after the termination of this Agreement, Executive will not, either directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company's business by soliciting, encouraging, hiring or attempting to hire any of Company's employees or causing others to solicit or encourage any of Company's employees to discontinue their employment with Company. Notwithstanding the previous sentence, the Executive may give references for employees and tell headhunters the names of employees of Company, in either event, where the Executive is aware that the employee has been identified by Company as not being part of its long-term plans after a Change of Control.

         12. Injunctive Relief. Executive acknowledges that Executive's breach of the covenants contained in Sections 9-11 (collectively "COVENANTS") would cause irreparable injury to Company and agrees that in the event of any such breach, Company shall be entitled to seek temporary, preliminary and permanent injunctive relief without the necessity of proving actual damages or posting any bond or other security.

         13. Agreement to Arbitrate. To the fullest extent permitted by law, Executive and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Executive and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. Claims for breach of Company's Employee Innovations and Proprietary Rights Agreement, workers' compensation, unemployment insurance benefits and Company's right to obtain injunctive relief pursuant to Section 12 above are excluded. For the purpose of this agreement to arbitrate, references to "Company" include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this Agreement shall apply to them to the extent Executive's claims arise out of or relate to their actions on behalf of Company.

                  13.1 Initiation of Arbitration. Either party may exercise the right to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

                  13.2 Arbitration Procedure. The arbitration will be conducted in Maricopa county, Arizona, by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association ("AAA"). The parties

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

are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of Arizona, and only such power, and shall follow the law. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof.

                  13.3 Costs of Arbitration. Each party shall bear one half the cost of the arbitration filing and hearing fees, and the cost of the arbitrator.

         14.      General Provisions.

                  14.1 Successors and Assigns. The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. Executive shall not be entitled to assign any of Executive's rights or obligations under this Agreement.

                  14.2 Waiver. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

                  14.3 Attorneys' Fees. In any dispute relating to this Agreement, the losing party shall pay the attorneys' fees of the prevailing party in addition to its own attorneys' fees.

                  14.4 Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

                  14.5 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                  14.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of Arizona. Each party consents to the jurisdiction and venue of the state or federal courts in Maricopa county, Arizona, if applicable, in any action, suit, or proceeding arising out of or relating to this Agreement.

                  14.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally;
(b) by overnight courier upon written verification of receipt; (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of

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

receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

                  14.8 Survival. Sections 8 ("No Conflict of Interest"), 9 ("Post-Termination Non-Competition"), 10 ("Confidentiality and Proprietary Rights"), 11 ("Nonsolicitation"), 12 ("Injunctive Relief"), 13 ("Agreement to Arbitrate"), 14 ("General Provisions") and 15 ("Entire Agreement") of this Agreement shall survive Executive's employment by Company.

         15. Entire Agreement. This Agreement, including the Letter Agreement incorporated herein by reference, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and the Board. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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

               [SIGNATURE PAGE TO ARMSTRONG EMPLOYMENT AGREEMENT]

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

                                         EXECUTIVE

Dated: 7-23-02                           /s/ James D. Armstrong
                                         ---------------------------------------
                                         JAMES D. ARMSTRONG

                                         ADDRESS _______________________________
                                         _______________________________________
                                         _______________________________________


                                         COMPANY

Dated: 7-23-02                           By: /s/ Kristen L. Magnuson
                                             -----------------------------------
                                         Name: _________________________________
                                         Title: ________________________________

               [SIGNATURE PAGE TO ARMSTRONG EMPLOYMENT AGREEMENT]

                                    EXHIBIT A

                             Form of Mutual Release

See attached.

                            JDA SOFTWARE GROUP, INC.

                AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT
                              OF JAMES D. ARMSTRONG

         This Amendment No. 1 (this "AMENDMENT") to James D. Armstrong's Executive Employment Agreement entered into on July 23, 2002 (the "ORIGINAL EMPLOYMENT AGREEMENT") is effective as of August 1, 2003, by and between JDA Software Group, Inc. (the "COMPANY") and James D. Armstrong (the "EXECUTIVE").

                                    RECITALS

         WHEREAS, on July 23, 2002, Executive and the Company entered into the Original Employment Agreement.

         WHEREAS, on August 1, 2003, Executive resigned as Chief Executive Officer ("CEO") of the Company.

         WHEREAS, Section 15 of the Original Employment Agreement vests Executive and the Company's Board of Directors (the "BOARD") with the power to, among other things, amend the Original Employment Agreement.

         WHEREAS, the Board accepted Executive's resignation and approved this Amendment effective as of the date hereof.

         WHEREAS, Executive and the Company desire to amend the Original Employment Agreement in accordance with Section 15 thereof as hereafter set forth.

                 AMENDMENT TO THE ORIGINAL EMPLOYMENT AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Section 2.1 of the Original Employment Agreement is hereby amended and restated to read in its entirety as follows:

                  2.1 Position. Executive is employed as Chairman of the Board of Directors ("CHAIRMAN") of Company. Executive shall perform faithfully and diligently all duties assigned to Executive. The Board of Directors of Company ("BOARD") reserves the right to modify Executive's position and duties at any time in its sole and absolute discretion, provided that the duties assigned are consistent with the position of Chairman.

         2. Section 2.2 of the Original Employment Agreement is hereby amended and restated to read in its entirety as follows:

                  2.2 Standard of Conduct/Full-time. During the term of this Agreement, Executive will act loyally and in good faith to discharge the duties of Chairman, and will abide by all policies and decisions made by Company, as well as all applicable federal, state and local laws, regulations or ordinances. Executive will act solely on behalf of Company at all times. Executive shall devote Executive's full business time and efforts to the performance of Executive's assigned duties for Company, unless Executive notifies the Board in advance of Executive's intent to engage in other paid work and receives the Board's express written consent to do so.

         3. Section 4.1 of the Original Employment Agreement is hereby amended and restated to read in its entirety as follows:

                  4.1 Base Salary. As compensation for Executive's performance of Executive's duties hereunder, Company shall pay to Executive a salary of $250,000 per year, payable in equal semi-monthly installments and in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions. Executive's Base Salary will be reviewed by the parties on or before each anniversary of the Effective Date and may be increased or decreased from time to time during the Employment Term by such amount(s) as Company and Executive may agree to in writing.

         4. Section 4.2 of the Original Employment Agreement is hereby amended and restated in its entirety as follows:

                  4.2 Incentive Compensation. Executive will not be eligible to receive cash bonus incentive compensation. Executive may be eligible to receive non-cash incentive compensation in the form of option grants, subject to the terms and conditions as the Board may from time to time deem appropriate in its sole and absolute discretion.

         5. Subparagraphs (a) and (b) of Section 7.2 of the Original Employment Agreement are hereby amended and restated to read in their entirety as follows:

                  (a) a material, adverse change in Executive's responsibilities or duties, causing Executive's position to be of materially less stature or responsibility; provided, that for purposes of this Agreement and without limiting the generality of the foregoing, a material, adverse change shall be deemed to occur if Executive no longer serves as Chairman of a publicly-traded company;

                  (b) failure to pay, or any reduction of Executive's Base Salary without Executive's written consent; or

         6.       Miscellaneous.

                  (a) Except as expressly amended as provided above, the Original Employment Agreement remains unmodified and in full force and effect and is hereby renewed, ratified and affirmed by the Company and Executive.

                  (b) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original. Any party may execute this Amendment by facsimile signature, which shall be deemed to constitute an original for all purposes.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

THE PARTIES TO THIS AMENDMENT HAVE READ THE FOREGOING AMENDMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AMENDMENT ON THE DATE(S) SHOWN BELOW.

                                             EXECUTIVE

Dated: 8-1-03                                /s/ JAMES D. ARMSTRONG
                                             -----------------------------------
                                             JAMES D. ARMSTRONG

                                             Address____________________________

                                             ___________________________________

                                             ___________________________________

                                             COMPANY

                                             JDA SOFTWARE GROUP, INC.

Dated: 8-1-03                                By: /s/ Hamish Brewer
                                                 -------------------------------
                                             Name: Hamish Brewer
                                             Title : CHIEF EXECUTIVE OFFICER

      [SIGNATURE PAGE TO AMENDMENT NO. 1 TO EXECUTE EMPLOYMENT AGREEMENT OF
                               JAMES D. ARMSTRONG]